Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Orchid Island Capital, Inc.

Vero Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of Amendment No. 1 to this Registration Statement of our report dated March 22, 2013, relating to the financial statements of Orchid Island Capital, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

West Palm Beach, Florida

January 13, 2014